================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A
                               (Amendment No. 2)

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 28, 1999


                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     33-72574                56-1574463
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
     of incorporation)                                   Identification Number)


        1801 Douglas Drive, P.O. Box 1410, Sanford, North Carolina 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

================================================================================

ITEM 7 is hereby replaced as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Combined financial statements of Miller Enterprises, Inc. and Peninsular Petroleum Company as of April 2, 1997 and April 1, 1998 and for each of the three years in the period ended April 1, 1998, and the notes thereto; unaudited combined financial statements of Miller Enterprises, Inc and Peninsular Petroleum Company as of December 30, 1998 and for the nine-month periods ended December 25, 1997 and December 30, 1998, and the notes thereto; and the statement of net assets acquired from Miller Brothers and Circle Investments, Ltd. as of January 28, 1999 and the notes thereto, were each previously filed, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, in the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 11, 1999, as amended on June 4, 1999 (the "Registration Statement").

          (b) PRO FORMA FINANCIAL INFORMATION.

          The unaudited pro forma consolidated financial data provided below have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry for the periods indicated. The adjustments, which include adjustments reflecting the acquisition of Miller and the acquisition on February 25, 1999 of the assets of Taylor Oil Company ("Taylor Oil"), are described in the accompanying notes. The unaudited pro forma consolidated financial data also give effect to (i) the estimated net proceeds from the proposed public offering of common stock as contemplated in the Registration Statement; (ii) other acquisitions by the Company in fiscal 1998 and fiscal 1999; and (iii) certain financing transactions in fiscal 1998 and fiscal 1999 (each as described more fully in Items (1), (3) and (6) below). The following unaudited pro forma consolidated financial data are provided below:

              1)  Introduction to Unaudited Pro Forma Financial Data
              2)  Unaudited Pro Forma Balance Sheet Data as of December 24, 1998
              3)  Notes to Unaudited Pro Forma Balance Sheet Data
              4) Unaudited Pro Forma Statement of Operations Data for the Quarter Ended December 24, 1998
              5) Unaudited Pro Forma Statement of Operations Data for the Year Ended September 24, 1998
              6)  Notes to Unaudited Pro Forma Statement of Operations Data

              INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL DATA

      The following unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry, Inc. ("The Pantry") for the periods indicated. The adjustments are described in the accompanying notes.

      On January 28, 1999, The Pantry acquired 100% of the outstanding capital stock of Miller Enterprises, Inc. ("Miller Enterprises"), and certain other real estate assets of Miller Brothers and Circle Investments, Ltd., affiliates of Miller Enterprises (collectively referred to as "Miller Enterprises and Affiliates"). Miller Enterprises is a leading operator of convenience stores operating one hundred twenty-one (121) stores under the name "Handy Way" and located primarily in central Florida. The purchase price was $82,000,000 in cash plus certain working capital and other adjustments. The Company intends to continue to operate the assets of Miller Enterprises and Affiliates as they have historically been operated. The source of funds for the acquisition was the 1999 Credit Facility (as defined below) and cash on hand.

      On February 25, 1999, The Pantry acquired 60 convenience stores and related assets from Taylor Oil Company ("Taylor Oil"). The real property on which the stores are located has been leased or subleased from Taylor Oil or affiliated parties. Of the 60 leases, 51 are for terms of 15 years with four five-year renewal options. The remaining nine subleases are for terms ranging from three to 18 years, exclusive of renewal options. The acquired convenience stores are located in North Carolina and Virginia. The purchase price was approximately $22,850,000 in cash plus certain adjustments. The Company intends to continue to operate the assets of Taylor Oil as they have historically been operated. The source of funds for the acquisition was The Pantry's 1999 Credit Facility and cash on hand.

      On March 11, 1999, The Pantry filed a Registration Statement on Form S-1, as amended on June 4, 1999 (the "Registration Statement"), relating to the offering of 6,250,000 shares of common stock at an assumed offering price of $16.00 per share. The unaudited pro forma financial data reflect estimated net proceeds from the proposed offering of $92.0 million and the application of such proceeds to (1) repay outstanding indebtedness under our Amended Credit Facility of $19.0 million and (2) redeem preferred stock of $17.5 million and pay accrued dividends of $5.1 million.

The unaudited pro forma financial data also give effect to the following:

Other Fiscal 1999 Acquisitions:


                                                                                                    Number
                                                                                                      of
  Date Acquired              Company             Trade Name                 Locations               Stores
-----------------  --------------------------- ---------------  ---------------------------------  --------
November 5, 1998   Express Stop, Inc.          Express Stop     Southeast North Carolina, Eastern
                                                                  South Carolina                      22
October 22, 1998   A.G. Lee Oil Company, Inc.  Dash-N           East-central North Carolina           10

     The approximate cost of the Other 1999 acquisitions and the sources of funding are as follows:


       Company              Acquisition Cost            Funding Sources
----------------------     ------------------  ---------------------------------
                             (in thousands)
Express Stop                    $21,800        Proceeds of $16.0 million from
                                               our 1998 bank credit facility
                                               and cash on hand
A.G. Lee Oil                      3,750        Cash on hand


Fiscal 1999 Financing Transactions:

    . January 28, 1999--we entered into a new bank credit facility and used the proceeds of $245.0 million plus cash on hand to:

       . repay $94.0 million of existing debt under our 1998 bank credit facility

       . redeem $49.0 million of outstanding senior notes and pay $2.0 million of related premium costs

       . finance $95.0 million of the Miller Enterprises and affiliates acquisition price and

       . pay related fees and accrued and unpaid interest

Fiscal 1998 Acquisitions:

                                                                                                            Number
                                                                                                              of
  Date Acquired                    Company              Trade Name               Locations                  Stores
-----------------        ----------------------------   ----------    -----------------------------------   ------
July 15, 1998            Stallings Oil Company, Inc.     Zip Mart     Central North Carolina, Virginia        42
July 2, 1998             Quick Stop Food Mart, Inc.      Quick Stop   Southeast North Carolina, Coastal
                                                                      South Carolina                          75
May 2, 1998              United Fuels Corporation, Inc.  Sprint       Gainesville, Florida                    10
March 19, 1998           Wooten Oil Company, Inc.        Kwik Mart    Eastern North Carolina                  23
October 23, 1997         Lil' Champ Food Stores, Inc.    Lil' Champ   Northeast Florida                      440(a)
--------
(a) Net of the disposition of 48 convenience stores located throughout eastern Georgia.

      The approximate cost of the 1998 acquisitions and the sources of funding are as follows:

             Company           Acquisition Cost             Funding Sources
     -----------------------   ----------------   -------------------------------------------------------
     Stallings Oil                 $29,300         Proceeds of $25.0 million from our 1998 bank credit
                                                   facility and cash on hand
     Quick Stop                     56,000         Proceeds of $25.0 million from the sale of 43,478 shares of our common stock to existing shareholders, $25.0 million
                                                   from our 1998 bank credit facility and cash on hand
     United Fuels                   18,300         Proceeds of $19.0 million from our 1998 bank credit
                                                   facility
     Wooten Oil                      9,000         Proceeds of $9.0 million from our 1998 bank credit facility
     Lil' Champ                    136,400         Proceeds from the issuance of $200.0 million of senior
                                                   subordinated notes

Fiscal 1998 Financing Transactions

        . October 23, 1997--we issued $200.0 million of senior subordinated notes at an interest rate of 10.25%

        . October 23, 1997--we repurchased $51.0 million of senior notes with an interest rate of 12.5% and paid related costs including a 10% repurchase premium, consent fee, accrued interest and other expenses. This issuance of new debt and retirement of existing debt, which results in an annual reduction in interest costs of approximately $1,148 million was an integral part of our plan to acquire Lil' Champ.

        . March 19, 1998 through July 15, 1998--we borrowed $78.0 million under our bank credit facility

Pro Forma Adjustments:

      The unaudited pro forma balance sheet gives also effect to the offering of our common stock and the repayment of $19.0 million of our long-term debt. The unaudited pro forma balance sheet also gives effect to the Miller Enterprises and Affiliates and Taylor Oil acquisitions and the fiscal 1999 financing transactions. The fiscal 1998 acquisitions, the Dash-N and Express Stop acquisitions and the 1998 financing transactions are reflected in our historical unaudited balance sheet data as of December 24, 1998.

      The unaudited pro forma statement of operations for the three months ended December 24, 1998 gives effect to the fiscal 1999 acquisitions and the fiscal 1999 financing transactions as if such events occurred at the beginning of fiscal 1998. The fiscal 1998 acquisitions and fiscal 1998 financing transactions are included in our historical results of operations for the three month period. The periods for which the fiscal 1999 acquisitions have been included in the pro forma statement of operations are as follows:

      . Taylor Oil--the three-month period from October 1, 1998 through December 31, 1998

      . Miller Enterprises--the three-month period from October 1, 1998 through December 30, 1998

      . Express Stop--the one-month period from October 1, 1998 through October 31, 1998

      . A.G. Lee Oil--the one-month period from October 1, 1998 through October 22, 1998

      The unaudited pro forma statement of operations for the year ended September 24, 1998 gives effect to the 1998 acquisitions and disposition, the 1998 financing transactions, the fiscal 1999 acquisitions and the 1999 financing transactions as if such events occurred at the beginning of fiscal 1998. The periods for which the fiscal 1998 and 1999 acquisitions have been included in the pro forma statement of operations are as follows:

      1998 Acquisitions and Disposition:

      . Stallings Oil--the nine-month period from October 1, 1997 through June 30, 1998

      . Quick Stop--the nine-month period from October 1, 1997 through June 30, 1998

      . United Fuels--the six-month period from October 1, 1997 through March 31, 1998

      . Wooten Oil--the five-month period from October 1, 1997 through February 28, 1998

      . Lil' Champ--the one-month period from September 28, 1997 through October 23, 1997

      . Lil' Champ disposition--the disposition of 48 convenience stores located throughout eastern Georgia for the eleven-month period from October 25, 1997 through August 31, 1998

      1999 Acquisitions:

      . Taylor Oil--the twelve-month period from January 1, 1998 through December 31, 1998

      . Miller Enterprises--the twelve-month period from October 1, 1997 through September 30, 1998

      . Express Stop--the twelve-month period from October 1, 1997 through September 30, 1998

      . A.G. Lee Oil--the twelve-month period from October 1, 1997 through September 30, 1998

      In connection with the Stallings Oil and Express Stop acquisitions, we did not acquire certain operations of these entities, relating primarily to a truckstop owned, operated and retained by Stallings Oil, and equity in earnings of certain affiliates of Express Stop, Inc.

      The unaudited pro forma financial data are provided for informational purposes only and do not represent our results of operations or financial position had the transactions occurred on such dates, nor are they indicative of our results of operations or financial position as of any future date or period.

      The unaudited pro forma financial data and accompanying notes should be read in conjunction with the financial statements and accompanying notes thereto and the other financial information included or incorporated by reference in this Form 8-K/A. The financial statements of the following immaterial acquired entities were not audited or reviewed by independent pubic accountants. The information relating to these immaterial acquired entities is generally based on internal financial statements prepared by the entity:

      .  Wooten Oil

      .  United Fuels

      .  A.G. Lee Oil

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                               December 24, 1998

                                                Historical
                         -----------------------------------------------------------
                                         Miller
                                      Enterprises
                                          and        Miller Bros.
                          The Pantry   Peninsular     and Circle
                                       Petroleum    Investments, Ltd.    Taylor Oil     1999
                         December 24,  December 30,   December 30,       December 31,  Financing
                             1998         1998            1998             1998       Adjustments
                         ------------ -------------  ------------------ ------------  -----------
Assets

Current assets:
 Cash and cash
  equivalents...........   $ 15,069     $ 10,649       $   --           $    70       $95,711 (a)

 Receivables, net.......     13,393        5,508           --               702            --
 Inventories............     53,546        5,862           --             2,707            --
 Prepaid expenses.......      1,338        1,363           --                61            --
 Property held for
  sale..................      2,971          --            --               --             --
 Deferred income taxes..      3,521          491           --               --             --
                           --------     --------       --------         --------      --------
  Total current
   assets...............     89,838       23,873           --             3,540        95,711
                           --------     --------       --------         --------      --------
Property and equipment,
 net....................    328,037       30,809        48,668            5,398            --

Other assets:
 Goodwill, net..........    119,534          --            --               --             --
 Deferred lease cost,
  net...................        258          --            --               --             --
 Deferred financing
  cost, net.............     14,025          --            --               --          3,210 (a)
                                                                                       (3,406)(b)
 Environmental
  receivables, net......     12,783          --            --               --             --
 Other..................      4,085        3,435           --               --             --
                           --------     --------       --------         --------      --------
  Total other assets....    150,685        3,435           --               --           (196)
                           --------     --------       --------         --------      --------
    Total assets........   $568,560      $58,117       $48,668          $ 8,938       $95,515
                           ========     ========       ========         ========      ========
                            Taylor Oil and
                          Miller Enterprises
                            and Affiliates                IPO         Total
                             Adjustments    Subtotal  Adjustments   Pro Forma
                            -------------   --------  -----------   ---------
Assets

Current assets:
 Cash and cash
  equivalents...........    $(95,000)(c)     $22,649    $50,397(g)   $ 73,046
                              (3,850)(d)
 Receivables, net.......         --           19,603        --         19,603
 Inventories............         --           62,115        --         62,115
 Prepaid expenses.......         --            2,762        --          2,762
 Property held for
  sale..................         --            2,971        --          2,971
 Deferred income taxes..         --            4,012        --          4,012
                            ----------      --------    -------      --------
  Total current
   assets...............     (98,850)        114,112     50,397       164,509
                           ---------        --------    -------      --------
Property and equipment,
 net....................         --          412,912        --        412,912

Other assets:
 Goodwill, net..........      33,317 (e)     152,851        --        152,851
 Deferred lease cost,
  net...................         --              258        --            258
 Deferred financing
  cost, net.............         --           13,829        --         13,829

 Environmental
  receivables, net......         --           12,783        --         12,783
 Other..................      (2,918)(d)       4,602        --          4,602
                            --------        --------    -------      --------
  Total other assets....      30,399         184,323        --        184,323
                            --------        --------    -------      --------
    Total assets........    $(68,451)       $711,347    $50,397      $761,744
                            ========        ========    =======      ========

              See Notes to Unaudited Pro Forma Balance Sheet Data

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                               December 24, 1998

                                                   Historical
                                    ---------------------------------------
                                                     Miller
                                                  Enterprises    Miller Bros.
                                                      and           and
                                                  Peninsular      Circle
                                     The Pantry    Petroleum    Investments Ltd.      Taylor Oil     1999
                                    December 24,  December 30,    December 31,       December 31,   Financing
                                        1998          1998          1999                1998       Adjustments
                                    ------------  -----------   ----------------    -----------    -----------
                                                           (dollars in thousands)
Liabilities and
Shareholders' Equity
Current liabilities:
Current maturities of
 long-term debt.........            $     39      $  1,531     $   --               $    --        $     --
Current maturities of
 capital lease
 obligations............               1,240            --         --                    --              --
Revolving credit........               2,000            --         --                    --           5,000 (a)
Accounts payable........              55,320        12,543         --                    --              --
Accrued expenses........              49,359         8,085         --                    --            (630)(a)
                                                                                                       (454)(a)
                                    --------      --------      --------             --------      --------
 Total current
  liabilities...........             107,958        22,159         --                    --           3,916
                                    --------      --------      --------             --------      --------
Senior subordinated
 notes..................             200,000            --         --                    --              --
Senior notes payable ...              48,995            --         --                    --         (48,995)(a)
Credit facility.........              94,000            --         --                    --         (94,000)(a)
Amended credit
 facility...............                  --            --         --                    --         240,000 (a)
Other long-term debt....                 265         9,762         --                    --              --
                                    --------      --------    ---------               --------     --------
 Total long-term debt...             343,260         9,762         --                    --          97,005
                                    --------      --------    ---------               --------     --------
Other non-current
 liabilities:
Environmental reserve...              17,291            --         --                    --              --
Capital lease
 obligations............              11,806            --         --                    --              --
Employment obligations..                 842            --         --                    --              --
Accrued dividends on
 preferred stock........               5,103            --         --                    --              --
Deferred income taxes...              19,927         1,567       2,218                   --          (2,162)(f)
Other non-current
 liabilities............              21,628         3,859         --                    --              --
                                    --------      --------     --------               --------     --------
 Total other non-current
  liabilities...........              76,597         5,426       2,218                   --          (2,162)
                                    --------      --------     --------               --------     --------
Shareholders' equity:
Preferred stock.........                  --            --         --                    --              --
Common stock............                   2         6,163         --                    --              --
Additional paid-in
 capital................              69,925         1,020         --                     --             --

Shareholder loan........                (937)       (4,784)         --                     --             --
Retained earnings.......             (28,245)       18,371      46,450                  8,938        (2,000)(a)
                                                                                                     (3,406)(b)
                                                                                                      2,162 (f)
                                    --------      --------    ---------                --------    --------
 Total shareholders'
  equity................              40,745        20,770      46,450                  8,938        (3,244)
                                    --------      --------     --------               --------     --------
 Total liabilities and
  shareholders' equity..            $568,560       $58,117     $48,668                $  8,938     $ 95,515
                                    ========       ========    ========               ========     ========

                                   Taylor Oil and
                                       Miller
                                    Enterprises
                                        and
                                    Affiliates                      IPO          Total
                                    Adjustments   Subtotal      Adjustments    Pro Forma
                                   -------------  --------      -----------    ---------
                                                      (dollars in thousands)

Liabilities and
Shareholders' Equity
Current liabilities:
Current maturities of
 long-term debt.........              $(1,531)(d) $      39        $    --       $     39
Current maturities of
 capital lease
 obligations............                   --         1,240             --          1,240
Revolving credit........                   --         7,000             --          7,000
Accounts payable........                   --        67,863             --         67,863
Accrued expenses........                   --        56,360             --         56,360
                                      -------     ---------       --------      ---------
 Total current
  liabilities...........               (1,531)      132,502             --        132,502
                                      -------      --------       --------       --------
Senior subordinated
 notes..................                   --       200,000             --        200,000
Senior notes payable ...                   --            --             --             --
Credit facility.........                   --            --             --             --
Amended credit
 facility...............               19,000 (c)   259,000        (19,000)(g)    240,000
Other long-term debt....               (9,762)(d)       265             --            265
                                      -------      --------       --------       --------
 Total long-term debt...                9,238       459,265        (19,000)       440,265
                                      -------      --------       --------       --------
Other non-current
 liabilities:
Environmental reserve...                   --        17,291             --         17,291
Capital lease
 obligations............                   --        11,806             --         11,806
Employment obligations..                   --           842             --            842
Accrued dividends on
 preferred stock........                   --         5,103         (5,103)(g)         --
Deferred income taxes...                   --        21,550             --         21,550
Other non-current
 liabilities............                   --        25,487             --         25,487
                                      -------      --------       --------       --------
 Total other non-current
  liabilities...........                   --        82,079         (5,103)        76,976
                                      -------      --------       --------       --------
Shareholders' equity:
Preferred stock.........                   --            --             --             --
Common stock............               (6,163)            2             62             64
Additional paid-in
 capital................               (1,020)       69,925         91,938 (g)    144,363
                                                                   (17,500)(g)
Shareholder loan........                4,784          (937)            --           (937)
Retained earnings.......              (73,759)      (31,489)            --        (31,489)
                                     --------      --------       --------       --------
 Total shareholders'
  equity................              (76,158)(e)    37,501         74,500        112,001
                                     --------      --------       --------       --------
 Total liabilities and
  shareholders' equity..             $(68,451)     $711,347       $ 50,397       $761,744
                                     ========      ========       ========       ========

              See Notes to Unaudited Pro Forma Balance Sheet Data

                NOTES TO UNAUDITED PRO FORMA BALANCE SHEET DATA
                             (dollars in thousands)

(a) Sources and Uses

  Sources:
    Revolving credit ................................................. $  5,000
    Amended credit facility...........................................  240,000
                                                                       --------
     Total sources.................................................... $245,000
                                                                       ========
  Uses:
    Redemption of senior notes........................................ $ 48,995
    Refinance credit facility.........................................   94,000
    Accrued interest--senior notes....................................      630
    Accrued interest--credit facility.................................      454
    Redemption premium................................................    2,000
    Deferred financing cost...........................................    3,210
                                                                       --------
      Total uses...................................................... $149,289
                                                                       ========
    Increase in cash and cash equivalents............................. $ 95,711
                                                                       ========

(b) Write-off of $3,406 of unamortized deferred financing costs related to our bank credit facility and our senior notes, which have been redeemed.

(c) Reflects payment of acquisition costs of Miller Enterprises and Affiliates funded by cash of $95,000 and borrowings under our bank credit facility of $19,000 to fund the acquisition (see note a).

(d) Reflects the elimination of certain assets and liabilities we did not acquire in connection with the Miller Enterprises and Affiliates acquisitions:

                                                  Miller
                                               Enterprises
                                                  and
                                               Affiliates
                                               -----------
   Cash......................................  $        --
   Receivables...............................           --
   Prepaid expenses..........................           --
   Property and equipment....................           --
   Other assets..............................       (2,918)
   Current maturities of long-term debt......        1,531
   Accounts payable..........................           --
   Other accrued liabilities.................           --
   Other long-term debt......................        9,762
                                               -----------
     Total...................................  $     8,375
                                               ===========

  Additionally, we used approximately $3,850 of cash on hand to partially fund the Taylor Oil acquisition.

(e) Goodwill related to the Taylor Oil and Miller Enterprises and Affiliates acquisitions has been determined as follows:

                                               Miller
                                             Enterprises
                                                and         Taylor
                                             Affiliates       Oil       Total
                                             -----------   --------   ---------

   Aggregate purchase price.................  $ 95,000     $ 22,850   $ 117,850
   Less shareholders' equity................   (67,220)      (8,938)    (76,158)
   Elimination of certain net assets not
    acquired by The Pantry (see note d).....    (8,375)          --      (8,375)
                                              --------     --------   ---------
     Total..................................  $ 19,405     $ 13,912   $  33,317
                                              ========     ========   =========

(f) Reflects a $2,162 tax benefit related to the premium paid in connection with the redemption of our senior notes and the write-off of unamortized deferred financing costs (see notes a and b).

(g) Reflects estimated net proceeds from the proposed offering of $92,000 and the application of such proceeds to (1) repay outstanding indebtedness under our Amended Credit Facility of $19,000 and (2) redeem preferred stock of $17,500 and pay accrued dividends of $5,103.

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                        Quarter Ended December 24, 1998

                                                  Historical
                           --------------------------------------------------------

                                        Three Months
                            Quarter        Ended       Three Months
                             Ended      December 30,     Ended          Other       Acquisition
                          December 24,     1998        December 31,    Fiscal           and
                              1998         Miller         1998          1999          Financing                IPO       Total
                           The Pantry   Enterprises    Taylor Oil   Acquisitions(a)  Adjustments  Subtotal Adjustments Pro Forma
                          ------------ -------------- ------------  --------------- ------------  -------- ----------- ---------
                                                      (dollars in thousands)
Revenue:
 Merchandise sales......    $139,390     $27,818        $ 6,732       $2,313        $   --        $176,253   $  --      $176,253
 Gasoline sales.........     171,789      35,003         21,414        3,442            --         231,648      --       231,648
 Commissions............       4,428         510             61          249            --           5,248      --         5,248
                            --------     -------        -------       ------        -------       --------   ------     --------
  Total revenue.........     315,607      63,331         28,207        6,004            --         413,149      --       413,149
                            --------     -------        -------       -------       -------       --------   ------     --------
Cost of Sales:
 Merchandise............      94,453      17,013          4,331        1,693            --         117,490      --       117,490
 Gasoline...............     148,774      30,611         18,727        3,141            --         201,253      --       201,253
                            --------     -------        -------       ------        -------       --------   ------     --------
  Total cost of sales...     243,227      47,624         23,058        4,834            --         318,743      --       318,743
                            --------     -------        -------       ------        -------       --------   ------     --------
Gross profit............      72,380      15,707          5,149        1,170            --          94,406      --        94,406
                            --------     -------        -------       ------        -------       --------   ------     --------
Store operating
 expenses...............      43,729      11,007          2,881          682         (1,106)(b)     57,802      --        57,802
                                                                                        609 (c)
General and
 administrative
 expenses...............       9,968       2,666            600          113            --          13,347      --        13,347
Impairment of long-lived
 assets.................         --           --             55          --             --              55      --            55
Depreciation and
 amortization...........       8,190         946            497           70            424 (d)     10,435      --        10,435
                                                                                        370 (e)
                                                                                        (62)(f)
                            --------     -------        -------       ------        -------       --------   ------     --------
 Total operating
  expense...............      61,887      14,619          4,033          865            235         81,639      --        81,639
                            --------     -------        -------       ------        -------       --------   ------     --------
Income from operations..      10,493       1,088          1,116          305           (235)        12,767      --        12,767
                            --------     -------        -------       ------        -------       --------   ------     --------
Other Income (Expense):
 Interest...............      (8,912)        (91)           --            (5)        (1,989)(g)    (10,997)     392 (k)  (10,605)
 Miscellaneous..........        (184)          2            --            23            (13)(h)       (172)     --          (172)(l)
                            --------     -------        -------       ------        -------       --------   ------     --------
  Total other expense...      (9,096)        (89)           --            18         (2,002)       (11,169)     392      (10,777)
                            --------     -------        -------       ------        -------       --------   ------     --------
Income (loss) before
 income taxes...........       1,397         999          1,116          323         (2,237)         1,598      392        1,990
Income tax expense
 (benefit)..............         332         385             --           --            (78)(i)        639      157 (i)      796
                            --------     -------        -------       -------       -------       --------   ------     --------
Net income (loss) before
 extraordinary item.....    $  1,065     $   614         $1,116       $  323        $(2,159)(j)   $    959   $  235     $  1,194
                            ========     =======        =======       =======       ========      ========   ========   ========

         See Notes to Unaudited Pro Forma Statement of Operations Data

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                         Year Ended September 24, 1998

                                                   Historical
                           ---------------------------------------------------------------------
                                                                Latest Twelve
                            Year Ended          1998            Months Ended         Year Ended         Other
                           September 24,    Acquisitions        September 30,        December 31,      Fiscal       Acquisition and
                               1998             and                1998                 1998            1999           Financing
                            The Pantry      Disposition(m)    Miller Enterprises     Taylor Oil     Acquisitions(n)   Adjustments
                           -------------   ---------------    ------------------    ------------    --------------- ---------------
                                                       (dollars in thousands)
Revenues:
 Merchandise sales......     $460,798         $ 75,593             $100,338            $ 25,587        $ 30,302      $   (402)(h)
 Gasoline sales.........      509,958          181,814              139,734              84,592          44,693       (15,823)(h)
 Commissions............       14,128            3,633                1,988                 267           2,962          (467)(h)
                             --------         --------             --------            --------        --------      --------
    Total revenues......      984,884          261,040              242,060             110,446          77,957       (16,692)
                             --------         --------             --------            --------        --------      --------
Cost of Sales:
 Merchandise............      303,968           54,219               63,387              17,022          22,688          (207)(h)
 Gasoline...............      447,565          161,074              124,258              74,422          40,213       (13,004)(h)
                             --------         --------             --------            --------        --------      --------
    Total cost of
     sales..............      751,533          215,293              187,645              91,444          62,901       (13,211)
                             --------         --------             --------            --------        --------      --------
Gross profit............      233,351           45,747               54,415              19,002          15,056        (3,481)
                             --------         --------             --------            --------        --------      --------
Store operating
 expenses...............      140,089           27,164               40,173              11,110           8,713        (4,424)(b)
                                                                                                                        2,725 (c)
                                                                                                                       (3,015)(h)
General and
 administrative
 expenses...............       32,761            7,506                8,703               1,927           1,541          (356)(h)
                                                                                                                          (42)(p)
Restructuring charges...        1,016              --                   --                  --              --            --
Impairment of long-lived
 assets.................          --               --                   --                  219             --            --
Depreciation and
 amortization...........       27,642            5,189                3,214               1,987             903         3,180 (d)
                                                                                                                         (324)(e)
                                                                                                                         (451)(f)
                                                                                                                         (169)(h)
                             --------         --------             --------            --------        --------      --------
Total operating
 expense................      201,508           39,859               52,090              15,243          11,157        (2,876)
                             --------         --------             --------            --------        --------      --------
Income from operations..       31,843            5,888                2,325               3,759           3,899          (605)
                             --------         --------             --------            --------        --------      --------
Other Income (Expense):
 Interest...............      (28,946)          (1,687)                (305)                --             (125)      (12,483)(g)
 Miscellaneous..........        1,776              137                  356                 --              271          (193)(h)
                             --------         --------             --------            --------        --------      --------
    Total other
     expense............      (27,170)          (1,550)                  51                 --              146       (12,676)
                             --------         --------             --------            --------        --------      --------
Income (loss) before
 income taxes...........        4,673            4,338                2,376               3,759           4,045       (13,281)
Income tax expense......          --               364                  915                 --              --          1,085 (i)
                             --------         --------             --------            --------        --------      --------
Net income (loss) before
 extraordinary item.....     $  4,673         $  3,974             $  1,461            $  3,759        $  4,045      $(14,366)(j)
                             ========         ========             ========            ========        ========      ========

                                                               IPO             Total
                                          Subtotal         Adjustments       Pro Forma
                                          --------         -----------       ---------
                                          (dollars in thousands except per share data)
Revenues:
 Merchandise sales......                 $  692,216         $  --           $  692,216
 Gasoline sales.........                    944,968            --              944,968
 Commissions............                     22,511            --               22,511
                                         ----------         ------          ----------
    Total revenues......                  1,659,695            --            1,659,695
                                         ----------         ------          ----------
Cost of Sales:
 Merchandise............                    461,077            --              461,077
 Gasoline...............                    834,528            --              834,528
                                         ----------         ------          ----------
    Total cost of
     sales..............                  1,295,605            --            1,295,605
                                         ----------         ------          ----------
Gross profit............                    364,090            --              364,090
                                         ----------         ------          ----------
Store operating
 expenses...............                    222,535            --              222,535


General and
 administrative
 expenses...............                     52,040            --               52,040
Restructuring charges...                      1,016            --                1,016
Impairment of long-lived
 assets.................                        219            --                  219
Depreciation and
 amortization...........                     41,171            --               41,171
                                         ----------         ------          ----------
Total operating
 expense................                    316,981            --              316,981
                                         ----------         ------          ----------
Income from operations..                     47,109            --               47,109
                                         ----------         ------          ----------
Other Income (Expense):
 Interest...............                    (43,546)         1,568 (k)         (41,978)


 Miscellaneous..........                      2,347            --                2,347 (1)
                                         ----------         ------          ----------
    Total other
     expense............                    (41,199)         1,568             (39,631)
                                         ----------         ------          ----------
Income (loss) before
 income taxes...........                      5,910          1,568               7,478
Income tax expense......                      2,364            627 (i)           2,991
                                         ----------         ------          ----------
Net income (loss) before
 extraordinary item.....                 $    3,546         $  941          $    4,487
                                         ==========         ======          ==========

See Notes to Unaudited Pro Forma Statement of Operations Data

           NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                             (dollars in thousands)


(a) The fiscal 1999 acquisitions included in the unaudited pro forma statement of operations for the three months ended December 24, 1998 consist of the historical financial statements of the following entities:

                                    One-month
                                     period
                                    October 1,
                                      1998
                                     through
                                   October 31,
                                      1998
                                   -----------                     Total Other
                                     Express       Other 1999      Fiscal 1999
                                      Stop         Acquisitions    Acquisitions
                                   -----------     ------------    ------------
Revenue:
  Merchandise sales..............    $1,698          $  615           $2,313
  Gasoline sales.................     2,407           1,035            3,442
  Commissions....................       191              58              249
                                     ------          ------           ------
    Total revenue................     4,296           1,708            6,004
                                     ------          ------           ------
Cost of Sales:
  Merchandise....................     1,232             461            1,693
  Gasoline.......................     2,184             957            3,141
                                     ------          ------           ------
    Total cost of sales..........     3,416           1,418            4,834
                                     ------          ------           ------
Gross profit.....................       880             290            1,170
                                     ------          ------           ------
Store operating expenses.........       433             249              682
General and administrative
  expenses.......................       105               8              113
Depreciation and  amortization...        61               9               70
                                     ------          ------           ------
    Total operating expense......       599             266              865
                                     ------          ------           ------
Income (loss) from operations....       281              24              305
                                     ------          ------           ------
Other Income (Expense):
  Interest.......................        (5)            --                (5)
  Miscellaneous..................        13              10               23
                                     ------          ------           ------
    Total other..................         8              10               18
                                     ------          ------           ------
Income (loss) before income
  taxes..........................       289              34              323
Income tax expense (benefit).....       --              --               --
                                     ------          ------           ------
Net income (loss) before
  extraordinary item.............    $  289          $   34           $  323
                                     ======          ======           ======

(b) Historically, Miller Enterprises incurred rental expense related to stores leased from its affiliates. These stores were acquired by us in connection with the Miller Enterprises and Affiliates acquisition and all leases with Miller Enterprises affiliates were terminated. As a result, rental expenses of $1,106 for the quarter ended December 24, 1998 and $4,424 for the year ended September 24, 1998 have been eliminated.

(c) Reflects an increase in store rental expense of $609 for Taylor Oil for the three months ended December 24, 1998 and $288 for Quick Stop and $2,437 for Taylor Oil for the year ended September 24, 1998 in connection with an obligation to lease certain stores from the former owners of Quick Stop and Taylor Oil at current market values at the dates of acquisition. The rent increases were effective concurrent with the Quick Stop acquisition, which occurred on July 2, 1998, and the Taylor Oil acquisition, which occurred on February 25, 1999.

(d) The 1998 and 1999 acquisitions have been accounted for using the purchase method of accounting. Purchase price allocations for the Lil' Champ acquisition, the Wooten Oil acquisition and the United Fuels acquisition have been finalized. Purchase price allocations for all other 1998 and 1999 acquisitions have not been finalized and are based on available information, internal estimates and certain assumptions we believe are reasonable.

    For each acquisition, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the time the acquisitions were consummated, pending completion of appraisals of property and equipment acquired. The excess of the purchase price over the historical basis of the net assets acquired has been allocated to the net assets acquired based on preliminary estimates. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein pending the completion of appraisals and other purchase price adjustments.

    The purchase price of the Miller Enterprises and affiliates acquisition is subject to working capital and capital expenditure adjustments pending the completion of a closing balance sheet audit of Miller Enterprises as of January 28, 1999.

    In the Express Stop acquisition, $2,500 of the purchase price was subject to an escrow agreement until March 1999, and was to be forfeited upon the occurrence of specific events or conditions relating to the operations of video poker machines in South Carolina. The events or conditions specified in the purchase agreement did not occur, and the $2,500 million held in escrow was paid to Express Stop in March 1999.

    The following table summarizes the additional amortization expense to be incurred in connection with the various 1998 and 1999 transactions described above:


                                                    Estimated  Three Months Ended    Year Ended
                                        Recorded   Useful Life    December 24,      September 24,
    Acquisitions                        Goodwill   (in years)        1998               1998
    ------------                        --------   ----------- ------------------   -------------
    1998 acquisitions:
    Lil' Champ......................... $ 42,622       30            $ --             $  118
    Wooten Oil.........................      126       30              --                 --
    United Fuels.......................    7,386       30              --                123
    Quick Stop.........................   35,928       30              --                898
    Stallings Oil......................   15,505       30              --                388
    1999 acquisitions:
    A.G. Lee Oil.......................      355       30                                 12
    Express Stop.......................   17,689       30             147                590
    Miller Enterprises and affiliates..   19,405       30             161                647
    Taylor Oil.........................   13,912       30             116                464
                                        --------                     ----              -----
                                        $152,928                      424              3,240
                                        ========
    Less historical recorded predecessor
    amounts.............................                               --                 60
                                                                     ----              -----
   Adjustment..........................                              $424             $3,180
                                                                     ====             ======

(e) Reflects additional depreciation expense in connection with the various 1998 and 1999 acquisition and financing transactions as follows:


                                        Recorded
                                      Fair Value of
                                      Property and  Estimated  Three Months Ended    Year Ended
                                       Equipment   Useful Life    December 24,      September 24,
    Acquisitions                        Acquired   (in years)        1998               1998
    ------------                      -----------  ----------- ------------------   -------------
    1998 acquisitions:
    Lil' Champ.......................   $155,382     10-35         $   --             $  985
    Wooten Oil.......................      7,600       10              --                317
    United Fuels.....................     15,400       10              --                770
    Quick Stop.......................     15,000     10-35             --              1,125
    Stallings Oil....................     10,313     10-35             --                773
    Georgia stores disposition.......         --                       --               (516)
    1999 acquisitions:
    A.G. Lee Oil.....................      2,500       10              63                250
    Express Stop.....................      2,250       10             118                226
    Miller Enterprises and affiliates     79,335     10-35          1,567              6,270
    Taylor Oil.......................      5,398       10             135                540
                                        --------                   ------            -------
                                        $293,178                    1,883             10,740
                                        ========                   ------            -------
    Less historical recorded
    predecessor amounts..............                               1,513             11,064
                                                                   ------            -------
    Adjustment.......................                              $  370            $  (324)
                                                                   ======            =======

    As noted in note (h), The Pantry did not acquire a truckstop owned, operated, and retained by Stallings Oil. Included in the historical financial statements of Stallings Oil for the nine months ended June 30, 1998 is $169 of depreciation expense related to the truckstop, which has been eliminated.

(f) Reflects additional amortization of deferred financing costs resulting from entering into our 1999 bank credit facility and the removal of deferred financing costs associated with the repayment of our 1998 bank credit facility and the repurchase of our senior notes as follows:

                                                     Financing         Straight-line      Three Months
                                                       Costs           Amortization          Ended           Year Ended
                                                     Incurred             Period          December 24,      September 24,
                Transaction                        (Written-off)        (in years)            1998              1998
                -----------                        -------------       -------------      ------------      -------------
Issuance of $200 million senior subordinated
  notes and 1998 bank credit facility...........      $14,044                7               $  --             $  167
Repurchase of $51 million of senior notes.......       (2,006)               7                  --                (24)
Entering into 1999 bank credit facility.........        3,210                6                 134                535
Repurchase of $49 million of outstanding senior
  notes and repayment of 1998 bank credit
  facility......................................       (3,972)               7                (196)            (1,129)
                                                                                             -----            -------
Adjustment......................................                                             $ (62)           $  (451)
                                                                                             =====            =======

Deferred financing costs relating to the issuance of our $200 million senior subordinated notes and our 1998 credit facility are amortized using the straight line method over the terms of the instruments because the instruments either require interim payments of interest only or require interim interest payments computed using variable interest rates which are periodically revised based on current market conditions. For purposes of the unaudited pro forma financial statements, deferred financing costs related to the 1999 credit facility are amortized using the straight line method, which approximates the results that would be computed using the effective interest method.

(g) Reflects additional interest expense in connection with the various 1998 and 1999 financing and acquisitions transactions as follows:

                                            Principal       Interest       Three Months Ended       Year Ended
                                            Borrowed          Rate            December 24,         September 24,
Acquisition/Financing                       (Retired)     (per annum)             1998                 1998
---------------------                       ---------     -----------      ------------------      -------------
Issuance of senior subordinated notes......  $200,000        10.25%             $    --                $ 1,708
Redemption of senior notes in Lil' Champ
  acquisition..............................   (51,000)       12.50                   --                   (531)
1998 acquisitions..........................    78,000         8.25                   --                  4,187
1999 acquisitions and proceeds to redeem
  outstanding senior notes.................   186,000         8.25                3,616                 15,361
Redemption of senior notes from proceeds
  of 1999 bank credit facility.............   (49,000)       12.50               (1,531)                (6,125)
                                                                                -------                -------
    Subtotal...............................                                       2,085                 14,600
Less historical recorded amounts related
  to indebtedness not assumed..............                                          96                  2,117
                                                                                -------                -------
Adjustment.................................                                     $ 1,989                $12,483
                                                                                =======                =======

In connection with the 1998 and 1999 acquisitions, The Pantry did not assume debt obligations of the acquired entities totaling approximately $54,700 and having interest rates ranging from 5.75% to 8.75%.

The interest rates disclosed above are based on the current weighted-average interest rates for which The Pantry has an obligation. Assuming a 0.125% increase or decrease in the variable rate bank credit facility, interest expense, net of taxes, would increase or decrease by $45 for the three months ended December 24, 1998 and $179 for the year ended September 24, 1998.

(h) Reflects the elimination of operations not acquired. These operations relate to a truckstop owned, operated and retained by Stallings Oil and equity in earnings of affiliates of Express Stop which were not acquired by The Pantry.

                                       Quarter Ended         Year Ended
                                        December 24,        September 24,
                                           1998                 1998
                                   --------------------  --------------------
                                   Decrease in expenses  (decrease in income)
   Fiscal 1998 Acquisitions:
    Merchandise sales..........            $ --             $    (402)
    Gasoline sales.............              --               (15,823)
    Commissions................              --                  (467)
    Merchandise cost of sales..              --                   207
    Gasoline cost of sales.....              --                13,004
    Store operating expenses...              --                 3,015
    General and administrative
     expenses..................              --                   356
    Depreciation and
     amortization..............              --                   169

    Fiscal 1999 Acquisitions:
    Miscellaneous income......              (13)                 (193)


(i) Adjusts income tax expense for an assumed tax rate of 40% for each of the periods presented.

(j) For each period presented, net income (loss) excludes an extraordinary loss of $3,557 related to the redemption of $48,995 of senior notes and the amendment of our bank credit facility. In addition, net income (loss) before extraordinary items for the year ended September 24, 1998 excludes an extraordinary loss of $7,998 incurred related to the costs of the redemption of $51,000 of senior notes.

(k) Reflects the application of net proceeds of approximately $19,000 to repay outstanding indebtedness at the weighted-average rate of 8.25%.

(l) Does not reflect estimated interest income of $544 for the three months ended December 24, 1998 and $2,217 for the year ended September 24, 1998 from investment of the estimated remaining offering proceeds of $50,397 at an assumed interest rate of 4.4%.

(m) The fiscal 1998 acquisitions and disposition included in the unaudited pro forma statement of operations for the year ended September 24, 1998 consist of the historical financial statements of the following entities:

                               One-month                                                            Eleven-month
                                period         Nine-month         Nine-month                           period
                             September 28,       period             period                         October 1, 1997
                             1997 through    October 1, 1997    October 1, 1997                        through
                              October 23,        through           through                         August 31, 1998
                                 1997         June 30, 1998     June 30, 1998                        Lil' Champ     Total 1998
                             -------------   ---------------    ---------------     Other 1998      Disposition Acquisitions and
                              Lil' Champ       Quick Stop        Stallings Oil     Acquisitions     (48 Stores)     Disposition
                             -------------   ---------------    ---------------    ------------    ---------------  -------------
                                                                     (dollars in thousands)

Revenue:
  Merchandise sales.........    $17,752         $ 45,623           $ 20,029          $ 7,265           $(15,076)      $ 75,593
  Gasoline sales............     21,397           69,277             88,452           16,525            (13,837)       181,814
  Commissions...............        570            2,278              1,806              379             (1,400)         3,633
                                -------         --------           --------          -------           --------        --------
    Total revenue...........     39,719          117,178            110,287           24,169            (30,313)       261,040
                                -------         --------           --------          -------           --------        --------
Cost of Sales:
  Merchandise...............     11,421           34,108             14,357            5,018            (10,685)        54,219
  Gasoline..................     18,682           62,691             78,289           13,535            (12,123)       161,074
                                -------         --------           --------          -------           --------         --------
    Total cost of sales.....     30,103           96,799             92,646           18,553            (22,808)         215,293
                                -------         --------           --------          -------           --------         --------
Gross profit................      9,616           20,379             17,641            5,616             (7,505)          45,747
                                -------         --------           --------          -------           --------         --------
Store operating expenses....      5,957           12,029             12,784            2,429             (6,035)          27,164
General and administrative
  expenses..................      1,698            2,771              1,334            1,703                 --            7,506
Depreciation and
  amortization..............        952            2,233              2,029              491               (516)           5,189
                                -------         --------           --------          -------           --------         --------
    Total operating
      expenses..............      8,607           17,033             16,147            4,623             (6,551)          39,859
                                -------         --------           --------          -------           --------         --------
Income from operations......      1,009            3,346              1,494              993               (954)           5,888
                                -------         --------           --------          -------           --------         --------
Other Income (Expense):
    Interest................       (121)            (497)            (1,055)             (14)                --           (1,687)
    Miscellaneous...........         --              137                 --               --                 --              137
                                -------         --------           --------          -------           --------         --------
      Total other expense...       (121)            (360)            (1,055)             (14)                --           (1,550)
                                -------         --------           --------          -------           --------         --------
Income before income taxes..        888            2,986                439              979               (954)           4,338
Income tax expense
  (benefit).................        364               --                 --               --                 --              364
                                -------         --------           --------          -------           --------         --------
Net income before
  extraordinary item........    $   524         $  2,986           $    439          $   979           $   (954)        $  3,974
                                =======         ========           ========          =======           ========         ========

    In connection with the October 23, 1997 acquisition of Lil' Champ and as contemplated at the consummation date, The Pantry sold all 48 Lil' Champ store operations and idle property in the state of Georgia. The sale was completed on September 1, 1998. As required by Statement of Financial Accounting Standards No. 121, these assets were measured at fair value less costs to sell during the allocation period following the consummation date of the acquisition. The Pantry received cash proceeds of $2,500 from the disposition, which approximated the carrying value of the assets. Accordingly, no gain or loss was recorded on the disposition.

(n) The other fiscal 1999 acquisitions included in the unaudited pro forma statement of operations for the year ended September 24, 1998 consist of the historical financial statements of the following entities:


                             Twelve-month
                                period
                               October 1,
                             1997 through
                             September 30,
                                 1998                              Total
                             -------------     Other 1999        Fiscal 1999
                             Express Stop     Acquisitions      Acquisitions
                             -------------    ------------      ------------
                                          (dollars in thousands)

Revenue:
  Merchandise sales.........    $20,720         $  9,582           $ 30,302
  Gasoline sales............     27,736           16,957             44,693
  Commissions...............      2,209              753              2,962
                                -------         --------           --------
    Total revenue...........     50,665           27,292             77,957
                                -------         --------           --------
Cost of Sales:
  Merchandise...............     15,747            6,941             22,688
  Gasoline..................     24,765           15,448             40,213
                                -------         --------           --------
    Total cost of sales.....     40,512           22,389             62,901
                                -------         --------           --------
Gross profit................     10,153            4,903             15,056
                                -------         --------           --------
Store operating expenses....      5,284            3,429              8,713
General and administrative
  expenses..................        968              573              1,541
Restructuring charges.......        --                --                 --
Impairment of long-lived
  assets......................      --                --                 --
Depreciation and
  amortization..............        788              115                903
                                -------         --------           --------
    Total operating
      expense...............      7,040            4,117             11,157
                                -------         --------           --------
Income from operations......      3,113              786              3,899
                                -------         --------           --------
Other Income (Expense):
    Interest................       (116)              (9)              (125)
    Miscellaneous...........        181               90                271
                                -------         --------           --------
      Total other...........         65               81                146
                                -------         --------           --------
Income (loss) before income
  taxes.....................      3,178              867              4,045
Income tax expense
  (benefit).................        --                --                 --
                                -------         --------           --------
Net income (loss) before
  extraordinary item........    $ 3,178         $    867           $  4,045
                                =======         ========           ========


(p) Historically, Lil' Champ paid Docks U.S.A., Inc., Lil' Champ's parent company, service agreement fees. The service agreement was terminated concurrent with the acquisition of Lil' Champ. Consequently, $42 of service agreement fees have been eliminated for the year ended September 24, 1998.

          (c) EXHIBITS.

          Exhibit No.  Description of Exhibit
          -----------  ----------------------

             2.1 Purchase Agreement dated November 30, 1998 among Lil Champ Food Stores, Inc. and the Selling Shareholders of
                       Miller: Thomas A. Miller, Joseph E. Miller, The Miller Investments Trust U/A dated October 11, 1995 and the George C. Miller, Jr. Estate Trust U/A dated June 30, 1989, and Miller Brothers and Circle Investments, Ltd. and Miller (asterisks located within the exhibit denote information which has been deleted pursuant to an order of the Securities and Exchange Commission granting confidential treatment)

             2.2* List of Exhibits and Schedules omitted from the Purchase Agreement referenced in Exhibit 2.1 hereof

            10.1* Amended and Restated Credit Agreement dated as of January 28, 1999 among the Company, the Lenders, First Union, as administrative agent, and CIBC, as syndication agent for the Lenders
------------

* Previously Filed.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  June 4, 1999

                                 THE PANTRY, INC.


                                 By: /s/ William T. Flyg
                                     -------------------------------------------
                                     William T. Flyg
                                     Senior Vice President Finance and Secretary

                                 EXHIBIT INDEX

Exhibit No.  Description of Exhibit
-----------  ----------------------

    2.1 Purchase Agreement dated November 30, 1998 among Lil Champ Food Stores, Inc. and the Selling Shareholders of Miller: Thomas A. Miller, Joseph E. Miller, The Miller Investments Trust U/A dated October 11, 1995 and the George C. Miller, Jr. Estate Trust U/A dated June 30, 1989, and Miller Brothers and Circle Investments, Ltd. and Miller (asterisks located within the exhibit denote information which has been deleted pursuant to an order of the Securities and Exchange Commission granting confidential treatment)

    2.2* List of Exhibits and Schedules omitted from the Purchase Agreement referenced in Exhibit 2.1 hereof

   10.1* Amended and Restated Credit Agreement dated as of January 28, 1999 among the Company, the Lenders, First Union, as administrative agent, and CIBC, as syndication agent for the Lenders

------------

* Previously Filed.